AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001
                                                 REGISTRATION NO. 333-
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 MEDAMICUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         MINNESOTA                  41-1533300
             (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                    15301 HIGHWAY 55 WEST, PLYMOUTH, MN 55447
             (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                                 MEDAMICUS, INC.
                1999 MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                JAMES D. HARTMAN
                                 MEDAMICUS, INC.
                              15301 HIGHWAY 55 WEST
                               PLYMOUTH, MN 55447
                                 (763) 559-2613
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                               MARK S. WEITZ, ESQ.
                           LEONARD, STREET AND DEINARD
                       150 SOUTH FIFTH STREET, SUITE 2300
                              MINNEAPOLIS, MN 55402
                                 (612) 335-1517

                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of                          Proposed       Proposed
  Securities         Amount           Maximum        Maximum
    to be            to be           Offering       Aggregate       Amount of
  Registered      Registered(1)      Price per      Offering       Registration
                                     Share(2)      Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock,
$.01 par value      400,000           $7.42       $2,968,000       $742.00
================================================================================

         (1) This Registration Statement covers the aggregate number of ordinary shares which may be sold upon the exercise of options which have been granted and may be granted under the terms of the 1999 MedAmicus, Inc. Stock Option Incentive Plan. Pursuant to Rule 416, this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of common stock in the event the number of outstanding shares of MedAmicus, Inc. is increased by stock splits, stock dividends and/or similar transactions.

         (2) Pursuant to Rule 457(h) and (c), the offering price is based on the exercise price of options granted and the offering price for the additional shares that may be issued under the Plan, estimated solely for the purposes of determining the registration fee, is based on $10.12, the average of the high and low prices per share quoted for the Registrant's common stock on The Nasdaq SmallCap Market (SM) on June 5, 2001.

                                EXPLANATORY NOTES

All references in this Registration Statement to "the Company," "the Registrant," "we," "our," and "us" refer to MedAmicus, Inc., a Minnesota corporation. We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of our common stock that may be issued under the 1999 MedAmicus, Inc. Stock Option Incentive Plan (the "Stock Option Incentive Plan").

This Registration Statement includes two parts. The documents constituting the prospectus under Part I of this Registration Statement (the "Plan Prospectus") will be sent or given to participants in the Stock Option Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The second prospectus (the "Reoffer Prospectus") may be used in connection with the reoffers and resales of shares of our common stock, by selling shareholders who may be deemed "affiliates" of the Company, issued pursuant to the exercise of options granted under the Stock Option Incentive Plan. The Reoffer Prospectus is filed as part of this Registration Statement as required by Form S-8.

                               REOFFER PROSPECTUS

                                 400,000 SHARES
                          COMMON STOCK, $.01 PAR VALUE

                                 MEDAMICUS, INC.
                              15301 HIGHWAY 55 WEST
                            PLYMOUTH, MINNESOTA 55447
                                 (763) 559-2613


This Reoffer Prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock that we may issue to the selling shareholders upon the exercise of stock options we granted to them under our Stock Option Incentive Plan. We have registered the offer and sale of these shares to the selling shareholders on Form S-8 filed concurrently with this Reoffer Prospectus with the Securities and Exchange Commission. This Reoffer Prospectus also relates to certain shares of our common stock subject to options that we have not yet granted. If we grant these options to persons who must use the prospectus to reoffer and resell the shares subject to such options, we will distribute a prospectus supplement. If the selling shareholders resell these shares, we will not receive any of the proceeds from the resales.

The selling shareholders have advised us that they may resell the shares from time to time in one or more transactions on The Nasdaq SmallCap Market (SM) or on any stock exchange or other automated quotation system on which the common stock may become listed, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this Reoffer Prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 1.

Our common stock has traded on The Nasdaq SmallCap Market (SM) under the symbol "MEDM" since September 1991. On June 6, 2001, the last reported sale price for the common stock on such market was $9.34 per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Reoffer Prospectus is June 8, 2001.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
RISK FACTORS................................................................. 1

   Losses.................................................................... 1
   Government Regulation..................................................... 1
   Dependence on Patents and Proprietary Technology.......................... 1
   Intense Competition and Rapid Technological Change........................ 1
   Product Liability and Product Recall...................................... 1
   Dependence on Major Customer.............................................. 2
   Sources of Supply......................................................... 2
   Limited Public Market Trading............................................. 2
   Sources of Cash........................................................... 2
   Dependence on Key Personnel............................................... 2
   Fluctuations in Future Operating Results.................................. 2

ABOUT THIS REOFFER PROSPECTUS................................................ 3

THE COMPANY.................................................................. 3

USE OF PROCEEDS.............................................................. 3

SELLING SHAREHOLDERS......................................................... 4

PLAN OF DISTRIBUTION......................................................... 5

LEGAL MATTERS................................................................ 6

EXPERTS...................................................................... 6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 6

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION'S
  POSITION ON INDEMNIFICATION................................................ 7

WHERE YOU CAN FIND MORE INFORMATION.......................................... 7

                                  RISK FACTORS

The purchase of our common stock involves a high degree of risk; you should regard it as speculative and you should consider it only if you can reasonably afford a loss of your entire investment. You should carefully consider, in addition to the other information contained in this Reoffer Prospectus, the following risk factors relating to our company and our business before deciding to invest in our common stock.

LOSSES
We became public in 1991 and have had losses in each of the years since that date until the year ended December 31, 2000. For the year ended December 31, 2000, we reported net income of $161,918 and for the quarter ended March 31, 2001 we reported net income of $449,495. On April 25, 2001 the Company sold the Gynecology Division for $4,700,000 and expects to record a gain on the sale of approximately $3,000,000. However, losses through March 2001 net of the gain on this transaction would still result in cumulative net losses on a pro forma basis of approximately $2,600,000. While the remaining Percutaneous Delivery Solutions Division has been profitable over the past several years, there is no assurance that we will be able to maintain profitable operations in the future.

GOVERNMENT REGULATION
The medical products that we sell and propose to sell are subject to regulation by the FDA and by comparable agencies in certain states and foreign countries. The process of complying with requirements of the FDA and other agencies can be costly and time consuming. We have received clearance to market our vessel introducer by the FDA, and we are applying for approval to market a safety needle. There is no assurance that any such additional clearance will be obtained. In addition, once obtained, these clearances are subject to review, and later discovery of previous unknown problems may result in restrictions on the marketing of a product or withdrawal of the product from the market. We are also subject to certain FDA regulations governing manufacturing practices, packaging and labeling.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY
Our success may depend on our ability to obtain patent protection for our products and processes, to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. Patents covering certain aspects of our vessel introducer were first issued by the United States Patent and Trademark Office in March 1991. In addition, we have applied for patent protection on additional aspects of the vessel introducer. There can be no assurance that any future patent protection will be granted, that the scope of any patent protection will exclude competitors or that any of our patents will be held valid if subsequently challenged. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and therefore may be highly uncertain. We also rely upon unpatented trade secrets, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent trade secrets or otherwise gain access to our proprietary technology.

INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE
We are faced with intense competition and rapid technological and industry change and, if our competitors' existing products or new products are more effective or superior to our products, the commercial opportunity for our products will be reduced or eliminated. We face intense competition from other device manufacturers. Many of our competitors are significantly larger than us and have greater financial, technical, research, marketing, sales, distribution and other resources than we have. We believe there will be intense price competition for products developed in our markets. Our competitors may develop or market technologies and products that are more effective or commercially attractive than any we are developing or marketing. Our competitors may succeed in obtaining regulatory approval, and introducing or commercializing products before we do. Such developments could have a significant negative effect on our financial condition. Even if we are able to compete successfully, we may not be able to do so in a profitable manner. The medical device industry is generally characterized by rapid technological change, changing customer needs, and frequent new product introductions. Our products may be rendered obsolete as a result of future innovations.

PRODUCT LIABILITY AND PRODUCT RECALL
The manufacture and sale of medical products entails significant risk of product liability claims or product recalls. Our existing insurance coverage limits may not be adequate to protect us from any liabilities we might incur in connection with the clinical trials or sales of our products. We may require increased product liability coverage as our products are commercialized. Insurance is expensive and may not be available on acceptable terms, or at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage, or a recall of our products, could have a significant negative effect on our business and financial condition. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

DEPENDENCE ON MAJOR CUSTOMER
Medtronic accounted for approximately 55% of our total sales and 52% of our total accounts receivable in 2000. The loss of Medtronic as a customer would have a material adverse effect on us.

SOURCES OF SUPPLY
We currently purchase, and will in the future purchase, components and raw materials from outside vendors. Although we have identified alternative suppliers for key components and raw materials, at the present time we generally use one source of supply for each component and raw material. Each supplier of raw material for our vessel introducer is subject to the approval of Medtronic, and future customers may have a right of approval as well. At present, all of our suppliers have been approved by Medtronic. Should a key supplier be unwilling or unable to supply any such component or raw material in a timely manner, or should approval of a proposed supplier be delayed, withheld or withdrawn, we could experience delays in obtaining alternative suppliers which may adversely affect our business.

LIMITED PUBLIC MARKET TRADING
As of May 31, 2001, we had 4,196,799 shares of common stock outstanding, of which approximately 85% was available for public trading. From January 1 to May 30, 2001, the average daily trading volume approximated 18,600 shares per day. As of May 30, 2001, there were nine investment banking firms making a market in our stock. There can be no assurance that an active market will exist for our shares, or that our shares could be sold without a significant negative impact on the publicly quoted price per share.

SOURCES OF CASH
The Company received a payment of $3,995,000 on April 25, 2001 from the sale of the Gynecology Division. The Company used $1,421,000 of these funds to pay off its line of credit with the bank and closed the line of credit. The Company had approximately $2,800,000 in cash remaining as of May 31, 2001. While the Company believes that it has sufficient cash to fund its planned operations, there is no assurance that we will not need additional capital in the future to fund our operations. Sources of additional capital may include additional debt financing and/or the sale of debt or equity securities. If we are unable to obtain financing when required, we could be forced to curtail our operations.

DEPENDENCE ON KEY PERSONNEL
Failure to attract and retain skilled personnel could hinder our research and development and manufacturing efforts. Our future success depends to a significant degree upon the continued services of key technical and senior management personnel. Our future success also depends on our continuing ability to attract, retain and motivate highly qualified managerial and technical personnel. The inability to retain or attract qualified personnel could have a significant negative effect upon our efforts and thereby materially harm our business and financial condition.

FLUCTUATIONS IN FUTURE OPERATING RESULTS
If our revenue declines in a quarter from the revenue in the previous quarter our earnings will likely decrease because many of our expenses are relatively fixed. In particular, research and development, marketing and general and administrative expenses are not affected directly by variations in revenue. In some future quarter or quarters, due to a decrease or shortfall in revenue or for some other reason, our operating results likely will be below the expectations of securities analysts or investors. In this event, the market price of our common stock may fall abruptly and significantly.

                          ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this Reoffer Prospectus or any related supplement. We have not authorized anyone else to provide you with different information. No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Reoffer Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This Reoffer Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. The delivery of this Reoffer Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this Reoffer Prospectus or are incorporated herein by reference. These forward-looking statements reflect our views with respect to future events and financial performance. The words "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this Reoffer Prospectus. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                   THE COMPANY

We are a medical products company that engages in the development, manufacture and distribution of venous vessel introducers and other delivery systems for use in implanting pacing leads, central venous catheters, ports and hemo-dialysis catheters. We are also developing and intend to manufacture and market a safety needle for use in venous and arterial access procedures. We distribute our products through original equipment manufacturer relationships with worldwide medical device companies.

Our address is 15301 Highway 55 West, Plymouth, Minnesota 55447 and our telephone number is (763) 559-2613. Additional information about us is set forth in our Annual Report on Form 10-KSB for the year ended December 31, 2000 and in the other reports which are incorporated by reference into this Reoffer Prospectus.


                                 USE OF PROCEEDS

This Reoffer Prospectus relates to the reoffer and resale by certain selling shareholders identified in this prospectus of common stock that may be issued by us to them upon the exercise of options granted under our Stock Option Incentive Plan. All net proceeds from the sale of the common stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales. We will, however, receive the exercise price of options when exercised by their holders. Any such proceeds will be contributed to working capital and will be used for general corporate purposes.

                              SELLING SHAREHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling shareholders under the Stock Option Incentive Plan. The selling shareholders are persons who may be deemed to be "affiliates" of the Company. In addition, certain unnamed non-affiliates of the Company holding restricted securities may use this Reoffer Prospectus for reoffers and resales of the shares pursuant to the registration statement of which this Reoffer Prospectus is part, if such non-affiliates hold less than the lesser of 1,000 shares or 1% of the shares issuable under the Plan.

The following table sets forth (i) the number of shares of common stock beneficially owned by each selling shareholder at June 7, 2001; (ii) the number of shares of common stock to be offered for resale by each selling shareholder (i.e., the total number of shares underlying options held by each selling shareholder irrespective of whether such options are presently exercisable or exercisable within sixty days of June 7, 2001); and (iii) the number and percentage of outstanding shares of common stock to be held by each selling shareholder after completion of the offering (assumes the sale of all shares offered pursuant to this Reoffer Prospectus).

                                                                                        NUMBER OF SHARES OF COMMON
                                 NUMBER OF SHARES OF COMMON                             STOCK/ PERCENTAGE OF CLASS
                                STOCK BENEFICIALLY OWNED AT    NUMBER OF SHARES TO BE        TO BE OWNED AFTER
                                      JUNE 7, 2001 (1)         OFFERED FOR RESALE (2)   COMPLETION OF THE OFFERING
NAME                                                                                              (1) (3)
------------------------------- ----------------------------- ------------------------- --------------------------
James D. Hartman
*    President and CEO,
     Director                             176,550(4)                   25,000                 174,550/4.16%
------------------------------- ----------------------------- ------------------------- --------------------------
Mark C. Kraus
*    Vice President and
     General Manager -
     Percutaneous Delivery
     Solutions Division                    22,890                      35,000                  17,890/*
------------------------------- ----------------------------- ------------------------- --------------------------
Christina M. Temperante
*    Former VP and
     General Manager -
     Gynecology Division
     (no longer with Company
     as of May 25, 2001)
                                           29,000                       5,000                  28,000/*
------------------------------- ----------------------------- ------------------------- --------------------------
Dennis S. Madison
*    Vice President of
     Administration and
     Regulatory Affairs                   143,000                       7,000                 142,200/3.4%
------------------------------- ----------------------------- ------------------------- --------------------------

* Less than one percent

(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the date hereof upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the date hereof) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Consists of shares of common stock issuable upon the exercise of options both currently and not currently exercisable. We cannot assure you that the selling shareholders will exercise their options to purchase our common stock.

(3)      Assumes the sale of all shares offered pursuant to this Reoffer
         Prospectus.

(4) Does not include 500 shares owned by Mr. Hartman's adult child, as to which he disclaims beneficial ownership.

The shares covered by this Reoffer Prospectus may be sold from time to time so long as this prospectus remains in effect; provided, however, that the selling shareholders are first required to contact our Corporate Secretary to confirm that this reoffer prospectus is in effect. We intend to distribute to each selling shareholder a letter describing the procedures that the selling shareholder may follow in order to use this prospectus to sell the shares and under what conditions the reoffer prospectus may not be used. The selling shareholders expect to sell the shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.


                              PLAN OF DISTRIBUTION

Neither we nor the selling shareholders have employed or expect to employ an underwriter for the sale of the shares by the selling shareholders. We will bear all expenses in connection with the preparation of this Reoffer Prospectus. The selling shareholders will bear all expenses associated with the sale of the shares.

The selling shareholders may offer their shares directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

* On any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale
*        In negotiated transactions
*        In the over-the-counter market
*        In a combination of any of the above transactions

The selling shareholders may offer their shares of common stock at any of the following prices:

*        Fixed prices, which may be changed
*        Market prices prevailing at the time of sale
*        Prices related to such prevailing market prices
*        At negotiated prices

The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring common stock from the selling shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prevailing market prices, prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling shareholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling shareholders and applicable transfer taxes, are payable by the selling shareholders. The selling shareholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The selling shareholders have represented to us that any purchase or sale of shares by them will comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock (a "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our common stock or any right to purchase our common stock, for a period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant and ending upon such person's completion of participation in the distribution (we refer to that time period as the "Distribution Period").

During the Distribution Period, Rule 104 under Regulation M prohibits the selling shareholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling shareholders will be reoffering and reselling our common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our common stock.

There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.


                                  LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares offered hereby have been passed upon for us by Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota.


                                     EXPERTS

The financial statements of MedAmicus, Inc. for December 31, 2000 and 1999, and for each of the two years in the period ended December 31, 2000 appearing in the MedAmicus, Inc. 2000 Annual Report on Form 10-KSB, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by McGladrey & Pullen, LLP independent certified public accountants upon the authority of such firm as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this reoffer prospectus and information that we file later with the Securities and Exchange Commission will automatically update and replace this information. The documents listed below are incorporated herein by reference, and all documents subsequently filed by us pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this registration statement have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents:

(a) Our Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on March 14, 2001.
(b)      Our Current Report on Form 8-K/A, filed on May 10, 2001.

(c) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 4, 2001.
(d)      Our Current Report on Form 8-K, filed on April 27, 2001.
(e)      Our Current Report on Form 8-K, filed on April 26, 2001.
(f)      Our Current Report on Form 8-K/A, filed on April 19, 2001.
(g)      Our Current Report on Form 8-K, filed on April 12, 2001.
(h)      Our Current Report on Form 8-K, filed on April 4, 2001.
(i) The description of our common stock contained in our registration statement on Form S-18 under the Securities Act, Registration No. 33-42112C, filed on August 6, 1991, including any amendment or report for the purpose of updating such description.
(j) You may request a copy of these filings, excluding the exhibits to such filings that we have not specifically incorporated by reference in such filings, at no cost, by writing to us at the following address:
         MedAmicus, Inc., 15301 Highway 55 West, Plymouth, Minnesota 55447,
         Attn: James D. Hartman or by calling us at (763) 559-2613.


 DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       WHERE YOU CAN FIND MORE INFORMATION

With respect to the securities being offered pursuant to this Reoffer Prospectus, we have filed with the Securities and Exchange Commission a registration statement on Form S-8, together with exhibits and documents incorporated by reference in the registration statement, under the Securities Act. This Reoffer Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding MedAmicus and the common stock offered, please see the registration statement, exhibits and the documents incorporated by reference in the registration statement.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Rooms maintained by the Securities and Exchange Commission at any of the following locations:

        Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
          500 West Madison Street, Suite 1400, Chicago, Illinois 60661;
         Seven World Trade Center, Suite 1300, New York, New York 10048.

Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the Securities and Exchange Commission's website (http://www.sec.gov).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The documents listed below are incorporated herein by reference and all documents subsequently filed by us pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this registration statement have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to incorporate by reference in this registration statement and to be a part hereof from the date of filing such documents:

(a) Our Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on March 14, 2001.
(b)      Our Current Report on Form 8-K/A, filed on May 10, 2001.
(c) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 4, 2001.
(d)      Our Current Report on Form 8-K, filed on April 27, 2001.
(e)      Our Current Report on Form 8-K, filed on April 26, 2001.
(f)      Our Current Report on Form 8-K/A, filed on April 19, 2001.
(g)      Our Current Report on Form 8-K, filed on April 12, 2001.
(h)      Our Current Report on Form 8-K, filed on April 4, 2001.
(i) The description of our common stock contained in our registration statement on Form S-18 under the Securities Act, Registration No. 33-42112C, filed on August 6, 1991, including any amendment or report for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 302A.521 of the Minnesota Business Corporation Act requires us to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and a statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director, or for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer, employee or agent of the company as a director, officer, partner, trustee, employee or agent or another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interest of the Company. In addition, Section 302A.521, subd. 3 requires payment by us, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

As permitted by the Minnesota Business Corporation Act, our Articles of Incorporation eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our Board of Directors (except as expressly prohibited by Minnesota Business Corporation Act,
Section 302A.251, Subd. 4).

For information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Index

4.1*     1999 MedAmicus, Inc. Stock Option Incentive Plan, as restated.

5.1*     Opinion of Leonard, Street and Deinard.

23.1*    Consent of McGladrey & Pullen, LLP, independent auditors.

23.2* Consent of Leonard, Street and Deinard (included in its opinion filed as Exhibit 5.1).

24.1* Powers of Attorney (included on signature page to this Registration Statement).

*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

A.       We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of our latest annual report to stockholders that is incorporated by reference in the reoffer prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota on this June 7, 2001.

                                       MedAmicus, Inc.

                                       By: /s/ James D. Hartman
                                           -------------------------------------
                                           James D. Hartman
                                           President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Hartman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                                  DATE

/s/ James D. Hartman      President, Chief Financial Officer,    June 7, 2001
---------------------     Secretary and Director (Principal
James D. Hartman          Executive Officer and Principal
                          Financial Officer)

                          Director                               June _, 2001
---------------------
Thomas L. Auth

                          Chairman of the Board, Director        June _, 2001
---------------------
Richard L. Little

/s/ Richard F. Sauter     Director                               June 7, 2001
---------------------
Richard F. Sauter

/s/ Michael M. Selzer     Director                               June 7, 2001
---------------------
Michael M. Selzer